EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-133631 and No. 333-212977 on Form S-8 of Community Bancorp. of our report dated June 26, 2026, appearing in this Annual Report on Form 11-K of Community Bancorp. & Designated Subsidiaries Retirement Savings Plan as of and for the year ended December 31, 2025.

Manchester, New Hampshire

June 26, 2026

Vermont Registration No. 192-0134133